UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2024

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                   Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Entry into Sales Agreement

On August 12, 2024, Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Company”), entered into a sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC, as agent (“TD Cowen”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of up to $100,000,000 from time to time through TD Cowen (the “Offering”).

Sales of Shares, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, but not limited to, sales made by means of ordinary brokers’ transactions on the Nasdaq Global Market at market prices, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices, or as otherwise agreed by the Company and TD Cowen. Actual sales of Shares pursuant to the Sales Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, as sales agent, based upon the Company’s instructions.

The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement, and either the Company or the Agent may terminate the Sales Agreement at any time. The Sales Agreement contains customary representations, warranties and covenants of the Company, indemnification rights and obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of the Sales Agreement and as of specific dates, were solely for the benefit of the parties to the Sales Agreement and are subject to certain limitations contained in the Sales Agreement. Accordingly, investors and security holders should not rely on the representations and warranties in the Sales Agreement as characterizations of the actual state of facts.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-279430), filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024 and declared effective on May 24, 2024 (the “Registration Statement”), a base prospectus, dated May 24, 2024, included as part of the Registration Statement, and a prospectus supplement, dated August 12, 2024 filed with the SEC pursuant to Rule 424(b)(5) on August 12, 2024.

This Current Report on Form 8-K (this “Current Report”) shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

The legal opinion of Paul Hastings LLP relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report.

Termination of Sale Agreement

In connection with the entry into the Sales Agreement, on August 12, 2024, the Company terminated its prior Open Market Sale AgreementSM, dated as of May 15, 2024 (the “Prior Agreement”), by and between the Company and Jefferies LLC (“Jefferies”), in accordance with its terms (the “Termination”) and with the mutual agreement of Jefferies. The purpose of the Termination is to eliminate restrictions under certain SEC rules relating to the publication or dissemination of new research reports on the Company’s business by Jefferies in light of its role as sales agent under the Prior Agreement. The Prior Agreement provided for Jefferies to sell shares of the Company’s common stock having an aggregate offering price of up to $100,000,000 million by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Prior to the Termination, $15.5 million of shares of the Company’s common stock had been sold under the Prior Agreement, with $84.5 million remaining available under the Prior Agreement. The Company cannot make any further sales of its common stock pursuant to the Prior Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Sales Agreement, dated as of August 12, 2024, by and among Orchestra BioMed Holdings, Inc. and TD Securities (USA) LLC.
5.1	Opinion of Paul Hastings LLP
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ Andrew Taylor
Name:	Andrew Taylor
Title:	Chief Financial Officer

Date: August 12, 2024